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                                                                   EXHIBIT 23.1

                         CONSENT OF ERNST & YOUNG LLP

  We consent to the incorporation by reference of our report dated January 22, 1997 (except Note 15, as to which the date is February 5, 1997), with respect to the consolidated financial statements of AMETEK, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, in Amendment No. 2 to the Registration Statement (Form 10 No. 1-12981) of Ametek Aerospace Products, Inc.

                                          /s/ Ernst & Young LLP

Philadelphia, Pennsylvania

June 26, 1997